Update: Paulson Investment's 29th Annual Westergaard SmallCap Conference to Showcase Emerging Industry Leaders

Hosted by Paulson Investment Company, Inc. and Dutton Associates, Event Scheduled for Monday, November 6, 2006 in New York City

NEW YORK, NY -- 10/30/2006 -- Paulson Investment Company, Inc., a wholly owned subsidiary of Paulson Capital Corp. ("Paulson") (NASDAQ: PLCC), and Dutton Associates today issued the following updates and finalized list of presenters for Paulson Investment's 29th Annual Westergaard SmallCap Conference.

The Conference will showcase small and emerging growth companies focused on establishing leadership in a broad range of industry sectors, including alternative energy, security, technology, pharmaceutical, biotechnology, environmental and consumer products. Founded in 1978 by noted small cap analyst John Westergaard, this conference provides a venue for select small cap companies to share detailed insight into their business operations, short and long term growth strategies, and industry vision.

Hundreds of investment professionals have already pre-registered to attend the one-day conference. Space is limited, so investment professionals interested in attending are encouraged to pre-register for the event. For more information or to pre-register, please visit www.westergaardsmallcap.com.

EVENT AT A GLANCE:

WHEN:   Monday, November 6, 2006 from 8:00 A.M. to 5:30 P.M. ET

WHERE:  Waldorf-Astoria Hotel
        301 Park Avenue (Between 49th and 50th)
        New York City

KEYNOTE
 SPEAKER:  Stephen Moore, senior economics writer for The Wall Street
           Journal and economic commentator for CNBC TV. The author of four books, including, most recently, "It's Getting Better All the
           Time: The 100 Greatest Trends of the Last Century," Moore has
           also served as a senior fellow in economics at the Cato
           Institute, where he had published dozens of studies in federal budget and tax policy.  (Previously announced keynote speaker,
           Lawrence Kudlow, will not be presenting, due to a conflict related to reporting of the national elections.)

This year's conference will play host to companies scheduled to give multiple presentations throughout the day to small, informal groups of investment professionals. Confirmed presenting companies will include:

American Mold Guard, Inc. (NASDAQ: AMGI)
Ampex Corporation (NASDAQ: AMPX)
Ascent Solar Technologies, Inc. (NASDAQ: ASTI) (BSX: AKC)
AspenBio Pharma, Inc. (OTCBB: APNB)
AVI BioPharma, Inc. (NASDAQ: AVII)
Baldwin Technology Co., Inc. (AMEX: BLD)
Charles & Colvard, Ltd. (NASDAQ: CTHR)
Chembio Diagnostic, Inc. (OTCBB: CEMI)
Converted Organics, Inc. (Not Publicly Traded)
DayStar Technologies, Inc. (NASDAQ: DSTI)
DXP Enterprises, Inc. (NASDAQ: DXPE)
Elron Electronic Industries, Ltd. (NASDAQ: ELRN)
GigaBeam Corporation (NASDAQ: GGBM)
Green Plains Renewable Energy, Inc. (NASDAQ: GPRE)
Harbin Electric, Inc. (OTCBB: HRBN)
ICOP Digital, Inc. (NASDAQ: ICOP) (NYSE Arca: ICOP)
INX, Inc. (NASDAQ: INXI)
Lumera Corporation (NASDAQ: LMRA)
Memry Corporation (AMEX: MRY)
MorphoSys AG (FRANKFURT: MOR) (Prime Standard Segment, TecDAX)
Midway Gold Corp. (TSX: MDW)
Nephros, Inc. (AMEX: NEP)
Neuralstem, Inc. (Not publicly traded)
Nymox Pharmaceutical Corporation (NASDAQ: NYMX)
QPC Lasers, Inc. (OTCBB: QPCI)
Shumate Industries, Inc. (OTCBB: SHMT)
Seabridge Gold, Inc. (AMEX: SA)
Taser International, Inc. (NASDAQ: TASR)
Universal Guardian Holdings, Inc. (OTCBB: UGHO)
Vaughan Foods, Inc. (Not Publicly Traded)
To date, supporting corporate sponsors include:
Gold Level
Elite Financial Communications Group, LLC
RBC Dain Rauscher, Inc.

Silver Level
Capital IQ, Inc.
LANE PR
Research in Motion (BlackBerry)
Thomson Financial
ValueRich, Inc.
Vintage Filings, LLC
About Dutton Associates

Dutton Associates is one of the largest issuer-paid equity research firms in the United States and its investment performance is ranked comparable to that of the top Wall Street firms. Its analysts, primarily CFAs with over 20 years of experience at the major securities firms, are among the most experienced on Wall Street. The Company offers high-quality, independent, fundamental research on small cap public companies.

About Paulson Capital Corp.

Paulson Capital Corp. is the parent company to Paulson Investment Company, Inc. Located in Portland, Oregon, Paulson Investment Company, Inc. is the Northwest's largest independent brokerage firm and a national leader in public offerings of small and emerging growth companies with capital needs of $5 million to $45 million. Founded by Chet Paulson in 1970, it has managed or underwritten nearly 160 public and private offerings and has generated more than $1 billion for client companies.

Paulson Investment Company, Inc. was the managing underwriter for the initial and/or secondary public offerings for one or more of the companies affiliated with this conference. Paulson Investment Company, Inc. may make a market in one or more of the securities affiliated with this conference. These markets may, however, be changed at any time without notice. Individuals associated with Paulson Investment Company, Inc., and its officers and/or directors may hold shares in companies affiliated with this conference and may increase or decrease such holdings without notice. The contents of the presenting company's profiles on this site were prepared by Dutton Associates and are not to be construed as a solicitation to buy or sell any securities. Paulson Investment Company, Inc. does not warranty, guarantee or make any representations, or assume any liability with regard to financial results based on the use of information on this site.

This release may contain "forward-looking statements" based on current expectations but involving known and unknown risks and uncertainties. Actual results of achievements may be materially different from those expressed or implied. The Company's plan and objectives are based on judgments with respect to future conditions in the securities markets as well as general assumptions regarding the economy and competitive environment in the securities industry, which can be volatile and out of our control. In particular, we make assumptions about our ability to complete corporate finance transactions and increase the volume and size of our securities trading operations, which are difficult or impossible to predict accurately and often beyond the control of the Company. Therefore, there can be no assurance that any forward-looking statement will prove to be accurate.

FOR MORE INFORMATION, PLEASE CONTACT:
Dodi Handy
President and CEO
Elite Financial Communications Group
407-585-1080
plcc@efcg.net